As filed with the Securities and Exchange Commission on March 6, 2018

Registration No. 333-[ ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Celgene Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	22-2711928 (I.R.S. Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Juno Therapeutics, Inc. 2014 Equity Incentive Plan

(now named the “Celgene Corporation 2014 Equity Incentive Plan”)

(Full title of the plan)

Mark J. Alles

Chief Executive Officer

Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901

(908) 673-9000

(Name, Address and Telephone number, including area code, of Agent for Service)

Robert A. Cantone, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

(212) 969-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Juno Therapeutics, Inc. 2014 Equity Incentive Plan (renamed the Celgene Corporation 2014 Equity Incentive Plan) (2)
In respect of assumed stock options: Common Stock, par value $0.01 per share	3,674,201 shares	$34.01 (3)	$124,959,576.01	$15,557.47
In respect of assumed restricted stock units: Common Stock, par value $0.01 per share	2,658,722 shares	$88.21(4)	$234,525,867.62	$29,198.47
In respect of assumed restricted stock awards: Common Stock, par value $0.01 per share	149,714 shares	$88.21(4)	$13,206,271.94	$1,644.18
In respect of available share reserve: Common Stock, par value $0.01 per share	13,920,747 shares(5)	$88.21(6)	$1,227,949,092.87	$152,879.66
TOTAL	20,403,384 shares		$1,600,640,808.44	$199,279.78

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Juno Therapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Shares of common stock outstanding under options issued and assumed under the 2014 Plan that are subsequently forfeited, terminated, or expire without the shares having been issued pursuant to the exercise of such options are recycled and returned to the share reserve of the 2014 Plan, subject to the terms and conditions of the 2014 Plan. Shares of common stock underlying restricted stock units and restricted stock awards that are subsequently forfeited or terminated are recycled and returned to the share reserve of the 2014 Plan, subject to the terms and conditions of the 2014 Plan.

(3)	Computed in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) in the case of outstanding options under the 2014 Plan. The Registrant has assumed the shares of Common Stock outstanding under options issued and assumed under the 2014 Plan pursuant to the Merger Agreement (as defined below).

(4)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 1, 2018. The Registrant has assumed the restricted stock unit awards and restricted stock awards issued under the 2014 Plan pursuant to the Merger Agreement (as defined below).

(5)	The Registrant has assumed the shares of Common Stock available for issuance under the 2014 Plan pursuant to the Merger Agreement (as defined below). This amount also includes recycled shares of common stock outstanding pursuant to options that were vested and cashed out (without any shares having been issued) upon the closing of the transactions contemplated under the Merger Agreement (as defined below).

(6)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 1, 2018.

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EXPLANATORY NOTE

On January 21, 2018, Celgene Corporation, a Delaware corporation (the “Registrant” or “Celgene”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Juno Therapeutics, Inc., a Delaware corporation (“Juno”), and Blue Magpie Corporation, a Delaware corporation and a wholly-owned subsidiary of Celgene (“Purchaser”), pursuant to which, among other things, subject to the terms and conditions of the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) for all of the outstanding shares of common stock of Juno, par value $0.0001 per share (the “Juno Shares”), at a purchase price of $87.00 per Juno Share, net to the seller in cash, subject to reduction for any applicable withholding taxes (the “Offer Price”). Following the completion of the Offer, on March 6, 2018, pursuant to the terms of the Merger Agreement, Purchaser merged with and into Juno, with Juno surviving as a wholly-owned subsidiary of Celgene.

In accordance with the terms of the Merger Agreement, the Registrant assumed the 2014 Plan (including certain shares of common stock, and options and other equity awards to purchase common stock available and outstanding under the 2014 Plan) as set forth on the cover page hereto.

The Registrant files this Registration Statement on Form S-8 relating to its shares of Common Stock issuable pursuant to the 2014 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.	Incorporation of Documents by Reference

The following documents filed by Celgene with the Commission are incorporated by reference into this Registration Statement:

(a)       the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 7, 2018.

(b)       the Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2018 (first filing), January 22, 2018 (second filing), January 26, 2018, January 29, 2018, February 5, 2018, February 7, 2018, February 8, 2018, February 9, 2018, February 14, 2018, February 15, 2018, February 20, 2018, February 27, 2018 and March 6, 2018, in each case, solely to the extent filed and not furnished.

(c)       the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, File No. 0-16132, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

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Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts And Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Celgene is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities, whether or not indemnification would be permitted by statute.

Celgene’s certificate of incorporation provides that no director of Celgene shall be liable to it or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Celgene or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Celgene’s certificate of incorporation provides for indemnification of its directors and officers to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by such person in connection with such action, suit, or proceeding. Celgene has entered into indemnity agreements with each of its directors and executive officers. In addition, Celgene maintains liability insurance for its directors and officers.

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Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit
Number

4.1	Certificate of Incorporation of the Registrant, as amended June 18, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on July 29, 2014)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2016)

5.1	Opinion of Proskauer Rose LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

99.1	Juno Therapeutics, Inc. 2014 Equity Incentive Plan (re-named the Celgene Corporation 2014 Equity Incentive Plan)*

________________

*Filed herewith.

Item 9.	Undertakings

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey, on March 6, 2018.

celgene Corporation

By:	/s/ Mark J. Alles
Mark J. Alles
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Mark J. Alles, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Mark J. Alles	Chairman of the Board and Chief	March 6, 2018
	Mark J. Alles	Executive Officer (Principal Executive Officer)

By:	/s/ Peter N. Kellogg	Executive Vice President and Chief Financial Officer	March 6, 2018
	Peter N. Kellogg	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Richard W. Barker	Director	March 6, 2018
Richard W. Barker, D.Phil., OBE

By:		Director
Michael W. Bonney

By:		Director
Michael D. Casey

By:	/s/ Carrie S. Cox	Director	March 6, 2018
Carrie S. Cox

By:	/s/ Michael A. Friedman	Director	March 6, 2018
Michael A. Friedman, M.D.

By:	/s/ Julia A. Haller	Director	March 6, 2018
Julia A. Haller, M.D.

By:	/s/ Gilla Kaplan	Director	March 6, 2018
Gilla Kaplan, Ph.D.

By:	/s/ James J. Loughlin	Director	March 6, 2018
James J. Loughlin

By:	/s/ Ernest Mario	Director	March 6, 2018
Ernest Mario, Ph.D.

By:	/s/ John H. Weiland	Director	March 6, 2018
John. H. Weiland

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EXHIBIT INDEX

Exhibit
Number

4.1	Certificate of Incorporation of the Registrant, as amended June 18, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on July 29, 2014)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2016)

5.1	Opinion of Proskauer Rose LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

99.1	Juno Therapeutics, Inc. 2014 Equity Incentive Plan (re-named the Celgene Corporation 2014 Equity Incentive Plan)*

*Filed herewith.

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